FOR IMMEDIATE RELEASE:
ALLIED WORLD ASSURANCE COMPANY APPOINTS
PHILIP DEFEO TO BOARD OF DIRECTORS
HAMILTON, BERMUDA November 15, 2006 — Allied World Assurance Company Holdings, Ltd (NYSE: AWH) today announced the appointment of Philip DeFeo to its Board of Directors. Mr. DeFeo is a veteran financial executive who has over 38 years of experience in management, operations, technology, marketing and sales within the financial services industry.
Allied World President and Chief Executive Officer Scott Carmilani commented, “We are very pleased to welcome Philip to our Board of Directors. His extensive and diverse experience in the financial services industry will be of great value and importance to our company and our board moving forward.”
Mr. DeFeo is currently a Managing Partner of Lithos Capital Partners LLC, a private equity firm which he co-founded. From 1999 to 2005, Mr. DeFeo served as the Chairman and Chief Executive Officer of the Pacific Exchange, which merged with Archipelago Holdings, Inc. in 2005 and which in turn merged with the New York Stock Exchange in 2006. Prior to heading the Pacific Exchange, Mr. DeFeo was the Chief Executive Officer of Van Eck Global, an asset management firm specializing in alternative asset classes. Prior to that, Mr. DeFeo held executive and senior positions at Cedel International, Lehman Brothers, Fidelity Investments and Bankers Trust Company. His professional career began with Procter & Gamble in 1971, where he spent ten years in manufacturing and operations. Mr. DeFeo has been a non-executive director of Computershare Limited since 2002 and is an independent director of Visa USA, Inc.
About Allied World Assurance Company
Allied World Assurance Company Holdings, Ltd, founded in November 2001, is one of Bermuda’s leading property and casualty insurers. The company, through its operating subsidiaries, offers property and casualty insurance and reinsurance on a worldwide basis. The principal operating subsidiaries of Allied World Assurance Company Holdings, Ltd have A (Excellent) ratings from A.M. Best Company and A- ratings from Standard & Poor’s. The company’s Bermuda and U.S. operating subsidiaries are rated A2 by Moody’s Investors Service.
Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 that involve inherent risks and uncertainties. Statements that are not historical facts, including statements that use terms such as “believes,” “anticipates,” “intends” or “expects” and that relate to our plans and objectives for future operations, are forward-looking statements. In light of the risks and uncertainties inherent in all forward-looking statements, the inclusion of such statements in this press release should not be considered as a representation by us or any other person that our objectives or plans will be achieved. These statements are based on current plans, estimates and expectations. Actual results may differ materially from those projected in such forward-looking statements and therefore you should not place undue reliance on them. A non-exclusive list of the important factors that could cause actual results to differ materially from those in such forward-looking statements includes the following: (a) the effects of competitors’ pricing policies, and of changes in laws and regulations on competition, including industry consolidation and development of competing financial products; (b) the effects of investigations into market practices, in particular insurance brokerage practices, together with any legal or regulatory proceedings, related settlements and industry reform or other changes arising therefrom; (c) the impact of acts of terrorism and acts of war; (d) greater frequency or severity of claims and loss activity, including as a result of natural or man-made catastrophic events, than our underwriting, reserving or investment practices have anticipated; (e) increased competition due to an increase in capacity of property and casualty insurers or reinsurers; (f) the inability to obtain or maintain financial strength ratings by one or more of the company’s subsidiaries; (g) the adequacy of our loss reserves and the need to adjust such reserves as claims develop over time; (h) the company or one of its subsidiaries becoming subject to significant income taxes in the United States or elsewhere; (i) changes in regulations or tax laws applicable to the company, its subsidiaries, brokers or customers; (j) changes in the availability, cost or quality of reinsurance or retrocessional coverage; (k) loss of key personnel; (l) changes in general economic conditions, including inflation, foreign currency exchange rates, interest rates and other factors that could affect the company’s investment portfolio; and (m) such other risk factors as may be discussed in our most recent documents on file with the U.S. Securities and Exchange Commission. We are under no obligation (and expressly disclaim any such obligation) to update or revise any forward-looking statement that may be made from time to time, whether as a result of new information, future developments or otherwise.
For more information, please contact:
Media
Faye Cook
Marketing & Communications Manager
E: faye.cook@awac.com
T: 441.278.5406
Investor Relations
Keith Lennox
Investor Relations
E: keith.lennox@awac.com
T: 212.635.5319
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